UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2025

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Joinder and Commitment Increase Agreement

On December 11, 2025, Franklin Resources, Inc., a Delaware corporation (the “Company”), entered into a Joinder and Commitment Increase Agreement (the “Joinder Agreement”), by and among the Company, as borrower, Mizuho Bank, Ltd., Royal Bank of Canada, The Bank of New York Mellon, each of the other Lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of April 30, 2025, by and among the Company, as borrower, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent.

The Credit Agreement provides for a senior unsecured revolving credit facility with $1,100,000,000 of aggregate commitments with the option to increase the aggregate commitments by a maximum of $400,000,000.

Pursuant to the Joinder Agreement, the Company has increased the aggregate commitments by $400,000,000 such that the total aggregate commitments under the Credit Agreement are $1,500,000,000.

The foregoing description of the Joinder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Joinder Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On December 17, 2025, the Board of Directors of the Company authorized the Company to repurchase, from time to time, up to an additional 20.8 million shares of its common stock in either open market or private transactions, for a total of up to 40.0 million shares available for repurchase. The new share authorization is in addition to the existing authorization, of which approximately 19.2 million shares remained available for repurchase at November 30, 2025. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. Shares repurchased under the stock repurchase program are retired.

A copy of the press release announcing the increase of authorized shares under the stock repurchase program, as well as an increase to the Company’s dividend, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
10.1
Joinder and Commitment Increase Agreement, dated as of December 11, 2025, by and among Franklin Resources, Inc., as borrower, Mizuho Bank, Ltd., Royal Bank of Canada and The Bank of New York Mellon, each of the other Lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated December 17, 2025 issued by Franklin Resources, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	December 17, 2025	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

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